Exhibit 10.1

WESTROCK COMPANY

THIRD AMENDED AND RESTATED ANNUAL EXECUTIVE BONUS PLAN

EFFECTIVE AS OF JANUARY 31, 2019

§ 1

PURPOSE AND BACKGROUND

The purpose of the Plan is to promote the interests of the Company and its stockholders by establishing a compensation plan to provide selected employees with the opportunity to earn incentive awards that are tied to the achievement of specific performance objectives.

The material terms of the Plan were originally approved by the Company’s stockholders on January 25, 2002.  The Plan was amended and restated on October 1, 2012, and the material terms of the amended and restated Plan were approved by the Company’s stockholders on January 25, 2013.  On October 26, 2017, the Committee approved the second amendment and restatement of the Plan, and the material terms of the second amended and restated Plan were approved by the Company’s stockholders on February 2, 2018. On January 31, 2019, the Committee approved this third amendment and restatement of the Plan.

§ 2

DEFINITIONS

1.1.    Business Criteria. The term “Business Criteria” for purposes of this Plan means criteria that relate to (1)  return over capital costs or increases in  return over capital costs, (2)  return on invested capital or increases in return on invested capital, (3) operating performance or operating performance improvement, (4) safety record, (5)  customer satisfaction or customer engagement surveys, (6)  total earnings or the growth in such earnings, (7)  consolidated earnings or the growth in such earnings, (8)  earnings per share or the growth in such earnings, (9)  net earnings or income or the growth in such earnings or income, (10)  earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (11)  earnings before interest and taxes or the growth in such earnings, (12)  consolidated net income or the growth in such income, (13) the value of the Company’s common stock or the growth in such value, (14) the Company’s stock price or the growth in such price, (15) the weight or volume of paperboard or container board produced or converted by the Company, (16)  return on assets or equity or the growth on such returns, (17)  cash flow or the growth in such cash flow, (18) the Company’s total shareholder return or the growth in such return, (19)  expenses or the reduction of such expenses, (20)  sales or sales growth, (21)  overhead ratios or changes in such ratios, (22)  expense-to-sales ratios or the changes in such ratios (22)  economic value added or changes in such value added or (23) any other criteria as determined by the Committee.

1.2.     Committee. The term “Committee” for purposes of this Plan means the Compensation Committee of the Board of Directors of WestRock Company.

1.3.    Company. The term “Company” for purposes of this Plan means WestRock Company, a Delaware corporation, and any successor to WestRock Company.

1.4     Fiscal Year. The term “Fiscal Year” for purposes of this Plan means the Company’s fiscal year.

1.5.    Participant. The term “Participant” for purposes of this Plan means for each Fiscal Year each individual who is designated as such by the Committee under § 3.

1.6.    Performance Goals. The term “Performance Goals” for purposes of this Plan means the goal, or the combination of goals, set under § 4 by the Committee for each Participant for each Fiscal Year with respect to the Business Criteria selected by the Committee for such Fiscal Year.

1.7.    Plan. The term “Plan” means this WestRock Company Third Amended and Restated Annual Executive Bonus Plan as in effect from time to time.

§ 3

PARTICIPATION

The Committee for each Fiscal Year shall have the right to designate any executive officer of the Company, including the Company’s chief executive officer, and any other employee of the Company who the Committee deems a key employee as a Participant in this Plan.

§ 4

PERFORMANCE GOALS

The Committee shall set forth the Performance Goals for each Participant for each Fiscal Year based on such Business Criteria as the Committee deems appropriate under the circumstances. The Committee shall have the right to use different Business Criteria for different Participants, and the Committee shall have the right to set different Performance Goals for Participants whose goals look to the same Business Criteria. The Business Criteria for a Participant who is the Company’s chief executive officer shall be based on the Company’s company-wide performance while the Business Criteria for each other Participant may be based on company-wide performance, segment-specific, division-specific or other business unit-specific performance (where the Committee can apply the Business Criteria on such basis), department-specific performance, plant or facility-specific performance, personal performance or on any combination of such criteria. When the Committee sets the Performance Goals for a Participant, the Committee shall establish the general, objective rules that the Committee will use to determine the extent, if any, that a Participant’s Performance Goals have been met and the specific, objective rules, if any, regarding any exceptions to the use of such general rules, and any such specific, objective rules may be designed as the Committee deems appropriate to take into account any items of an unusual nature or of infrequency of occurrence or one-time or other non-recurring items of income or expense or gain or loss or any events, transactions or other circumstances that the Committee deems relevant in light of the nature of the Performance Goals set for the Participant or the assumptions made by the Committee regarding such goals. A Performance Goal may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indices. Further, the Committee may express any goal in alternatives, or in a range of alternatives, as the Committee deems appropriate or helpful, such as including or excluding (1) any acquisitions or dispositions, restructurings, discontinued operations, items of an unusual nature or of infrequency of occurrence, and other unusual or non-recurring charges, (2) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (3) the effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

§ 5

CERTIFICATION, PAYMENT AND EMPLOYMENT CONDITION

The Committee at the end of each Fiscal Year shall certify the extent, if any, to which the Performance Goals set for each Participant for such Fiscal Year have been met and shall determine the bonus payable to each Participant based on the extent, if any, to which he or she met his or her Performance Goals. However, the Committee shall have the right to increase or reduce the bonus payable to each Participant in the Committee’s absolute discretion; provided that the Committee may increase the bonus payable only in cases where the bonus payable would otherwise be negatively affected by circumstances that were unforeseeable at the time the Performance Goals were established, including, but not limited to, natural disasters, changes in law, etc. No Participant shall have a right to the payment of a bonus for any Fiscal Year if his or her employment with the Company has terminated for any reason whatsoever before the last day of the Fiscal Year unless the Committee in the exercise of its absolute discretion affirmatively directs the Company to pay such bonus to, or on behalf of, such Participant. Finally, if the Committee certifies that a bonus is payable to a Participant for any Fiscal Year, such bonus shall be paid in cash as soon as practical after such certification has been made, but in no event later than the 15th day of March following the end of such Fiscal Year, unless a Participant has elected to defer payment of all or part of such bonus in accordance with the requirements of § 409A of the Internal Revenue Code of 1986, as amended from time to time.

§ 6

BONUS CAP

In no event shall the maximum amount payable to any Participant with respect to any Fiscal Year (including any part thereof) under this Plan exceed $10,000,000. However, the Committee shall have the discretion to set a lower cap on the bonus payable to any Participant for any Fiscal Year.

§ 7

ADMINISTRATION

The Committee shall have the power to interpret and administer this Plan as the Committee in its absolute discretion deems in the best interest of the Company.

§ 8

AMENDMENT AND TERMINATION

The Committee shall have the power to amend this Plan from time to time as the Committee deems necessary or appropriate and to terminate this Plan if the Committee deems such termination in the best interest of the Company.

§ 9

MISCELLANEOUS

9.1.    General Assets. Any bonus payable under this Plan shall be paid exclusively from the Company’s general assets.

9.2.    General Creditor Status. The status of each Participant with respect to his or her claim for the payment of a bonus under this Plan shall be the same as the status of a general and unsecured creditor of the Company.

9.3.    No Assignment. No Participant shall have the right to assign or otherwise alienate or commute all or any part of the bonus which might be payable to such Participant under this Plan, and any attempt to do so shall be null and void.

9.4.    No Contract of Employment. The designation of any individual as a Participant in this Plan shall not constitute an agreement by the Company to employ any such individual for any period of time or affect the Company’s right to terminate his or her employment at any time and for any reason or for no reason.

9.5     Alternative Performance Periods. In the event (i) of a merger, acquisition or similar transaction during a Fiscal Year, (ii) that an individual otherwise becomes an executive officer during a Fiscal Year or (iii) in other circumstances as may be determined by the Committee, the Committee may provide for bonuses payable under the Plan measured by performance over the balance of the Fiscal Year or such other period that the Committee determines appropriate.